EXHIBIT 10.75

                                  FEE AGREEMENT

This FEE AGREEMENT (this "Agreement") made as of this 12th day of February 2002 is by and between Asaf Dor, Adv ("Dor"), an attorney, with his principal place of business at 4 Kifman St. Tel Aviv, Israel and Travlang Inc. with its principal place of business at 7000 W. Palmetto Park Road, Suite 501, Boca Raton, Florida 33433 (the "Company").

                                R E C I T A L S:
                                - - - - - - - -

The Company is a public company with a class of equity securities publicly traded, and desires to retain Dor to provide certain consulting services.

Dor desires to provide certain legal and consulting services to the Company in connection with the acquisition of Sec2wireless Inc. by the Company.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

         1. CONSULTING SERVICES. During the term of this Agreement, Dor is hereby retained by the Company to provide legal and consulting services to the Company. Dor shall provide such services as reasonably requested by the Company during the term of this Agreement, provided that nothing hereunder shall require Dor to devote a minimum number of hours per calendar month toward the performance of services hereunder.

         2. TERM. The term of this Agreement shall be for three months commencing as of the date first written above; provided, however, that this Agreement shall be renewable for subsequent three months terms, by mutual agreement of the parties in writing, at least thirty (30) days prior to the expiration of the then current term.

         3. COMPENSATION. In consideration for the performance of services hereunder, the Company hereby agrees to pay Dor the aggregate sum of 2,000,000 shares of the Company's common stock as full compensation for the term of this Agreement within 14 days of the execution of this Agreement. Such shares shall be registered with the SEC on a Form S-8 Registration Statement within 30 days from the date of this Agreement. The Company hereby agrees to pay on a pre-approval basis reasonable expenses incurred by Dor in connection with such services to be rendered hereunder. Dor may, from time to time, deem it to be in the best interests of the Company to retain additional counsel in connection with certain specific transactions or other matters. In such event, the Company hereby agrees to pay any and all fees and expenses of such counsel.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Asaf Dor:                                            COMPANY:


/s/ Asaf Dor                                         By:  /s/ Howard Brummer
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                                                     Howard Brummer, President